Exhibit 99.1
n e w s     r e l e a s e
QLT ANNOUNCES REPOSITIONING
AND STREAMLINING FOR FUTURE GROWTH

For Immediate Release	December 8, 2005
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) today outlined a new strategic plan which refocuses the Company on key programs in an effort to enhance shareholder value. This repositioning was initiated by Robert Butchofsky, upon his appointment as acting chief executive officer of QLT in September 2005, and QLT’s executive management team.
“QLT has faced significant challenges over the past year. The actions we are announcing today are an important step in repositioning the Company to meet these challenges,” said Robert Butchofsky. “One of the near-term hurdles is the impact of competition on our lead product Visudyne®. While we expect Visudyne to remain a key treatment option for patients, we do recognize the near-term pressure on U.S. sales.” As a result QLT is reducing its 2005 guidance on Visudyne annual sales to a range of $480 million to $485 million from the previous range of $500 million to $530 million.
Mr. Butchofsky added, “Over the past several weeks management has undergone an extensive review of QLT’s operations, assets and clinical programs. The entire management team and Board of Directors remain committed to moving the Company forward and will continue to strive to unlock QLT’s potential and create value for our shareholders.”
Key components of the plan include:
•	Restricting the Company’s focus to ophthalmology and one other therapeutic area, which will be selected based on milestones in 2006;

•	A reduction in force that could total up to 46% with approximately half of that being effected at the beginning of January and the remainder that may be effected subsequently through divestitures, which are under consideration, of non-core operations, assets and programs;

•	A 20% reduction from 2005 levels in combined research and development (R&D) and selling, general and administrative (SG&A) expenses in 2006 through the re-prioritization of the pipeline to focus on programs with the greatest potential to deliver long-term value; and

•	Implementing new processes to ensure greater financial discipline and cost control and to streamline clinical development planning and management.

As part of this plan, upon receipt of regulatory approval, the Company intends to double the size of its previously announced share buy-back program from a planned $50 million to $100 million worth of its own common shares during the two-year period of the program which began in May 2005. The share purchases will be made as a normal course issuer bid, whereby the Company will purchase for cancellation up to $100 million worth of its common shares, subject to regulatory requirements and approvals. All purchases will be effected in the open market through the facilities of The Toronto Stock Exchange and/or the Nasdaq Stock Market in accordance with the rules of those markets.
A restructuring charge of approximately $5 million to $6 million will be recorded in the fourth quarter of 2005. The restructuring initiative is expected to result in estimated annualized savings of approximately $10 million.
The Company also announced today the resignation of Dr. Mohammad Azab, QLT’s executive vice president and chief medical officer effective January 1, 2006.
“Mohammad’s outstanding leadership was critical in the Company’s transition from a purely development stage company to one of the few profitable biotech companies. Mohammad’s leadership and guidance were integral in obtaining worldwide approvals for Visudyne and reimbursement for occult in the U.S. market,” said Mr. Butchofsky. “While we are sad to see him leave, we are extremely pleased that he has agreed to a consultancy agreement with QLT for the next 18 months.”
Dr. Azab, who joined QLT in 1997, was promoted to executive vice president and chief medical officer in May 2003. Since joining QLT he engineered the growth of the drug development function at QLT to be a core competency for the company that delivered several successful approvals for both Photofrin in oncology, and Visudyne in ophthalmology and played an integral role with the executive team both as a strategic advisor and company spokesperson.
QLT is a global biopharmaceutical company specializing in developing treatments for eye diseases as well as dermatological and urological conditions. We have combined our expertise in the discovery, development and commercialization of innovative drug therapies with our two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.
Conference call information
QLT Inc. will hold an investor conference call to discuss the new strategic plan in detail on Thursday, December 8 at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-525-6384 (North America) or 780-409-1668 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-888-562-2819 (North America) or 402-220-7737 (International), access code 3208010.

A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in our periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies — Revenue Recognition.” Visudyne sales are product sales by Novartis under its alliance with QLT.

QLT Inc.:
Vancouver, Canada
Therese Hayes/Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, the statements setting out the Company’s expectations as to: 2005 Visudyne sales, 2006 research and development expenses and 2006 selling, general & administrative expenses, the Company’s intention to purchase its common shares, the potential of the Company to divest non-core operations, assets and programs and the estimates of the potential reduction in force of up to 46%, and the Company’s expectations as to future annualized savings as a result of the restructuring; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “expects” and “outlook.” These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include the risk that 2005 sales of Visudyne may be less than expected due to increased competition or for other reasons, the risk that after completing our consideration of the divestiture of non-core operations, assets and programs that we may decide not to undertake some or all divestitures under consideration or that we may be unsuccessful in our attempts to divest some or all of those operations, assets or programs on acceptable terms, the risk that the reduction in force associated with such divestitures may not be as great as currently anticipated or that we may need additional human resources which are not currently planned for our current operations, our future operating results are uncertain and likely to fluctuate, currency fluctuations in our primary markets may impact our financial results, uncertainty of and timing of pricing and reimbursement may limit the future sales of our products, clinical development programs may not be successful, the outcome of the pending patent and securities litigation against us may be unfavorable and have an adverse impact on our financial results, we are dependent on third-parties to commercialise Visudyne, Eligard and our other products, our intention to purchase our common shares is subject to regulatory approval and the extent to which the Company does so will be impacted by market factors, and other factors described in detail in QLT’s Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT does not assume any obligation to update such information to reflect later events or developments, except as may be required by law.